Exhibit 3.1.43

ARTICLES OF INCORPORATION

OF

TRIBUNE NEWSPRINT COMPANY

The undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators under the provisions of the Utah Business Corporation Act (hereinafter referred to as the “Act”) adopt the following articles of incorporation:

ARTICLE I

The name of this corporation is Tribune Newsprint Company.

ARTICLE II

The duration of this corporation is to be perpetual.

ARTICLE III

The purposes for which this corporation is organized are as follows:

To engage in the business of manufacturing and/or processing of newsprint and to invest in or enter into agreements, joint ventures, partnerships or other business arrangements with other corporations, partnerships or other business entities as the Board of Directors of this corporation deems appropriate in furtherance of such purposes, and to raise capital as needed in that regard;

and;

Any other lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

The foregoing clauses shall be construed both as purposes and powers, and shall not be held to limit or restrict in any manner the general powers of this corporation, and the enjoyment and the exercise thereof, conferred by the laws of the State of Utah now in force or hereafter enacted.

ARTICLE IV

The corporation will not commence business until consideration of the value of $1,000 has been received as consideration for the issuance of shares.

ARTICLE V

Section 1. The aggregate number of shares which this corporation shall have authority to issue is 10,000 shares of Common Stock without par value.

Section 2. No holder of shares of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property, or services.

Section 3. Shares of Common Stock may be issued by the Corporation from time to time, and for such consideration, not less than the par value thereof, and for such purposes as may be fixed by resolution of the Board of Directors. The Common Stock shall have the exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder. At all elections of directors, cumulative voting shall not be allowed.

ARTICLE VI

The address of the initial registered office of the corporation is 143 South Main Street, Salt Lake City, Utah 84111. The name of the initial registered agent of this corporation at that address is Dominic Welch.

ARTICLE VII

The initial Board of Directors shall consist of three (3) members. The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors be elected and qualify are as follows:

J. W. Gallivan	143 S. Main St. Salt Lake City, Utah 84111

Paul J. O’Brien	143 S. Main St. Salt Lake City, Utah 84111

Dominic Welch	143 S. Main St. Salt Lake City, Utah 84111

ARTICLE VIII

The names and addresses of the incorporators of this corporation are as follows:

J. W. Gallivan	143 S. Main St. Salt Lake City, Utah 84111

Paul J. O’Brien	143 S. Main St. Salt Lake City, Utah 84111

Dominic Welch	143 S. Main St. Salt Lake City, Utah 84111

IN WITNESS WHEREOF, the undersigned, being the incorporators of this corporation, execute these articles of incorporation and certify to the truth of the facts herein stated, this 21st day of November, 1984.

/s/ J.W. Gallivan
J. W. Gallivan

/s/ Paul J. O’Brien
Paul J. O’Brien

/s/ Dominic Welch
Dominic Welch

STATE OF UTAH	)
:
COUNTY OF SALT LAKE	)

I, Kris Markowski , a Notary Public, certify that on the 21st day of November, 1984, personally appeared before me J.W. Gallivan, Paul J. O’Brien and Dominic Welch who being first by me duly sworn, declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of November, 1984.

/s/ Kris Markowski
NOTARY PUBLIC
Residing at Salt Lake City, Utah

My commission Expires:

            8/22/87

(SEAL)